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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        MOUNTAIN VALLEY BANCSHARES, INC.

                                       I.

      The name of the corporation is Mountain Valley Bancshares, Inc. (the "Corporation").

                                       II.

      Article 4 of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following text:

            "The Corporation shall have the authority to issue Five Million (5,000,000) shares of common stock no par value (the "Common Stock")."

                                      III.

      The following Articles, which were included in the Corporation's original Articles of Incorporation, shall be deleted in their entirety: Article 7(b);
Article 8, Article 9, Article 11(c), Article 13 and Article 14.

                                       IV.

      All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       V.

      This amendment was adopted on February 1, 2005 and has not been modified or rescinded.

                                       VI.

      This amendment was approved by the Corporation's shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

                            [Signature page follows.]

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      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers.

                                          MOUNTAIN VALLEY BANCSHARES, INC.

                                          By: /s/ Marc J. Greene
                                              --------------------------
                                                  Marc J. Greene
                                                  President

[SEAL]

ATTEST:

/s/ Aubrey H. McIntyre

---------------------------
Aubrey H. McIntyre
Secretary